Exhibit 10.8 Security Agreement between Ajay and its subsidiaries, as debtors, and the Registrant and its subsidiaries, as secured parties.

                              SECURITY AGREEMENT



DATE:     Effective July 14, 1997

BETWEEN:  AJAY SPORTS, INC., a Delaware corporation and
          AJAY LEISURE PRODUCTS, INC., a Delaware corporation
          AJAY LEISURE DE MEXICO C.V. DE S.A., a Mexicali, Mexico corporation PALM SPRINGS GOLF, INC., a Colorado corporation
          1501 E. Wisconsin Street
          Delavan, Wisconsin  53115
          Attention:  Thomas W. Itin

          LEISURE LIFE, INC., a Tennessee corporation
          215 4th Avenue North
          Baxter, Tennessee 38544
          Attention:  Thomas W. Itin

                                                   (collectively, the "Debtors")

AND:      WILLIAMS CONTROLS, INC., a Delaware corporation
          on its own behalf and on behalf of its subsidiaries, WILLIAMS CONTROLS INDUSTRIES, INC., AGROTEC WILLIAMS, INC., APTEK WILLIAMS, INC., GEOFOCUS, INC., HARDEE WILLIAMS, INC., KENCO WILLIAMS, INC., NESC WILLIAMS, INC., PREMIER PLASTIC TECHNOLOGIES, INC., WACCAMAW WHEEL WILLIAMS, INC., WILLIAMS TECHNOLOGIES, INC., WILLIAMS WORLD TRADE, INC., WILLIAMS AUTOMOTIVE, INC. AND TECHWOOD WILLIAMS, INC.
          14100 S.W. 72nd Avenue
          Portland, Oregon  97224
          Attention:  Gerard A. Herlihy, CFO

                                             (collectively, the "Secured Party")

     1. GRANT OF SECURITY INTEREST. For valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to secure payment and performance of the obligations described in Section 2, Debtors hereby grant to Secured Party, a security interest in and to the following (collectively, the "Collateral"):

          (a) all of Debtors' inventory (including finished inventory, work-in-process, and raw materials), equipment, machinery, furniture and fixtures, vehicles, supplies, all accounts

(including all rights under contracts to sell or lease goods or equipment or to render services, whether or not earned by performance, which are not evidenced by an instrument or chattel paper), contract rights, drafts, acceptances, notes, securities and other instruments, all chattel paper, documents, records, computer software and data general intangibles and other forms of receivables, and all guaranties and securities therefor, including without limitation the property described below, now owned or hereafter acquired by Debtors, as well as the products and proceeds thereof:

               (i) any and all patents, copyrights, registered and common law trademarks, trade names, service marks, service names, slogans, assumed names and other similar rights owned by Debtors or which they have the right to use in the conduct of their respective businesses, including, without limitation, any rights to Debtors' trade names;

               (ii) all claims, causes of action, and other rights of Debtors that relate in any way to the ownership, operation, use, or lease of any of the Collateral;

               (iii) all rents, income, receipts, revenues, issues, profits and other income, liens, and security interests of any nature to which Debtors may now be or shall hereafter become entitled arising from the Collateral; and

          (b) all equipment, fixtures, and goods described on Exhibit A as it may from time to time be amended to include additional equipment, fixtures, and goods, together with all accessions, parts, additions, substitutions, and replacements affixed thereto, as well as the products and proceeds thereof.

     2. OBLIGATIONS SECURED. This Agreement is given to secure (a) performance of the covenants and agreements hereinafter made, (b) payment of all indebtedness now or hereafter owing to Secured Party by Debtors, including, without limitation, performance of the covenants and agreements under (a) that certain Consent, Reaffirmation and Release Agreement dated July 14, 1997 by and among United States National Bank of Oregon ("US Bank"), Secured Party and Debtors and the related promissory note dated July 14, 1997 in the initial principal amount of $2,340,000 made by Ajay Sports, Inc. in favor of US Bank (collectively, the "US Bank Term Loan"); (b) any and renewals and extensions of the foregoing instruments, whether or not evidenced by new or additional instruments; (c) performance of the covenants and provisions in all other agreements, certificates, guaranties, or other documents executed by Debtors in connection with the US Bank Term Loan; (d) full performance of Debtors' joint and several obligations with Secured Party under the joint credit facility dated July 11, 1997 by and among Wells Fargo Bank, National Association, as lender, and Debtors and Secured Party as borrowers; (e) full performance or repayment of any and all obligations of Debtors to Secured Party resulting from advances, either direct or indirect, to Debtor by Secured Party and any other obligations incurred, either direct or indirect, for the benefit of Debtors by Secured Party, and (e) payment of all costs, expenses and reasonable attorney fees at trial, on appeal, or in any bankruptcy proceeding incurred by Secured Party in enforcing the debts, obligations and liabilities of Debtors and in preserving, handling, protecting, collecting, foreclosing, disposing and otherwise realizing on any and all security therefor.

     Notwithstanding any provision contained herein as to the rights of Secured Party hereunder, Secured Party shall take no action, including, without limitation, enforcement of any of its rights with respect to the Collateral that would be in conflict with or contrary to the rights of either of US Bank or Wells Fargo Bank as to the Collateral under the US Bank Term Loan or the Wells Fargo Credit Facility, it being understood and agreed by the Secured Party that its rights hereunder are and shall remain subordinate to the rights of US Bank and/or Wells Fargo until Debtors' obligations to them are paid in full in accordance with the terms of the US Bank Term Loan and the Wells Fargo Credit Facility.

     3. WARRANTIES, REPRESENTATIONS AND COVENANTS OF DEBTORS. Each Debtor represents, warrants and covenants as follows:

          (a) Except for Permitted Liens (as defined below): (i) It will keep its portion of the Collateral free and clear of any lien, encumbrance or security interest; (ii) It will not mortgage, pledge, grant, or permit to exist a security interest or lien upon any of the Collateral, now owned or hereafter acquired by it; (iii) It is, and as to portions of the Collateral it acquires after the date hereof, it will be, the sole owner of the Collateral, free from any adverse lien, security interest, or adverse claim of any kind whatsoever, except for claims of persons claiming solely by, through or under Secured Party. "Permitted Liens" means (i) liens arising by operation of law for taxes, assessments or governmental charges not yet due;
(ii) statutory liens of mechanics, materialmen, shippers, warehousemen, carriers and other similar persons for services or materials arising in the ordinary course of business for which payment is not yet due; (iii) non-consensual liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (iv) liens for taxes or statutory liens of mechanics, materialmen, shippers, warehousemen, carriers and other similar persons for services or materials which are due but are being contested in good faith and by appropriate and lawful proceedings promptly initiated and diligently conducted and for which reserves satisfactory to Secured Party have been established; (v) liens listed on SCHEDULE I, (vi) liens in favor of Secured Party; (vii) liens in favor of United States National Bank of Oregon; and (viii) liens in favor of Wells Fargo Bank, National Association created in connection with the Wells Fargo Credit Facility. No financing statement or other instrument affecting the Collateral, or rights therein, bearing the signature of, or otherwise authorized by, Debtor is on file in any public filing office, other than those giving rise to Permitted Liens. Debtor will notify Secured Party of any claim or demand against the Collateral and will defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein, other than those persons whose claims or demands are based on Permitted Liens, and other than those persons claiming solely by, through or under Secured Party.

          (b) Debtors' equipment and inventory are located in the States of Wisconsin and Tennessee and/or in Mexicali, Mexico. Each Debtor will notify Secured Party in the event it opens places of business in other states or comes to have Collateral located in other states. The Collateral is not used or bought for personal, family or household purposes.

          (c) Debtors' principal place of business is in Delavan, Wisconsin except that Debtor Leisure Life, Inc.'s principal place of business is located in Baxter, Tennessee and Debtor Ajay Leisure De Mexico C.V. de S.A.'s principal place of business is in Mexicali, Mexico. Debtor will not move its principal place of business outside its present location. Debtor will not do business under any assumed business names except those of which Debtor has notified Secured Party in writing of the adoption or change of any assumed business name, and will, upon request of Secured Party, execute any additional financing statements or other certificates necessary to reflect the adoption or change in such name or names.

          (d) Debtor will not sell, lease, transfer or otherwise dispose of any interest in any Collateral (other than in the ordinary course of business) without the prior written consent of Secured Party.

          (e) Debtor will keep the Collateral in good condition and repair, and will not misuse, abuse, destroy, or allow to deteriorate or waste the Collateral or any part thereof, except for ordinary wear and tear of its normal and excepted use in Debtor's business. Debtor will not use any of the Collateral in violation or any governmental law, rule, or regulation.
Secured Party or its designee may examine and inspect the Collateral at all reasonable times, wherever located, and for that purpose is authorized by Debtor to enter any place or places where any part of the Collateral may be.

          (f) Debtor will keep the Collateral fully insured against loss or damage by fire, theft, collision, and such other hazards.

          (g) Debtor will pay promptly when due all taxes, license fees, and assessments on the Collateral. Debtor may withhold payment of any tax, license fee, or assessment in connection with a good faith dispute over the obligation to pay, so long as Secured Party's interest in the Collateral is not jeopardized. If a lien arises or is filed as a result of nonpayment, Debtor shall within 20 days after the lien arises or, if a lien is filed, within 15 days after Debtor has notice of the filing, secure the discharge of the lien or deposit with Secured Party cash or a sufficient corporate surety bond or other security satisfactory to Secured Party in an amount sufficient to discharge the lien plus any costs, attorney fees, or other charges that could accrue as a result of a foreclosure or sale under the lien.

          (h) Debtor will promptly execute any document, alone or with Secured Party, procure any document, give any notices, do all other acts, and pay all costs associated with the foregoing that Secured Party determines are necessary to protect the Collateral against rights, claims or interest of third parties (except those arising from Permitted Liens or those claiming solely by, through or under Secured Party) and will otherwise preserve the Collateral as security hereunder.

          (i) Debtor will not assert against Secured Party any claim or defense which Debtor may have against any other person with respect to the Collateral or any part thereof.

          (j) Until foreclosure, Debtor will indemnify, defend and hold Secured Party harmless from and against any loss, liability, damage, cost and expense whatsoever arising from the use, operation, ownership or possession of the Collateral or any part thereof.

          (k) Debtor shall promptly replace any material loss, theft, damage or destruction of any Collateral; provided that if all insurance proceeds covering such loss, theft, damage or destruction are promptly applied to the reduction of indebtedness under the Note, then such failure to replace shall not constitute an Event of Default.

          (l) At such time as the US Bank Term Loans are repaid and the security interests and financing statements related thereto are terminated, Debtors promptly will deliver to Secured Party all appropriate financing statements and such other documents or instruments as Secured Party may reasonably request to perfect the Security Interest created hereby which will be subordinate only to the security interests granted in connection with the Wells Fargo Credit Facility.

     4. PRESERVATION OF COLLATERAL BY SECURED PARTY. If Debtors should fail to make any payment, perform or observe any other covenant, obligation or agreement, or take any other action which Debtors are obligated hereunder to make, perform, observe, take or do, then Secured Party may, at Secured Party's sole discretion, without notice to or demand upon Debtors and without releasing Debtors from any obligation, covenant, or agreement hereof, make, perform, observe, take or do the same in such manner and to such extent as Secured Party may deem necessary to protect the security interest in or the value of the Collateral. Furthermore, Secured Party, in its sole discretion, may commence, appear or otherwise participate in any action or proceeding purporting to affect Secured Party's security interest in or the value or ownership of the Collateral. All sums expended or incurred by Secured Party pursuant to the foregoing authorizations (including reasonable attorney fees) shall be secured hereby and shall be due and payable within ten days after demand and shall bear interest from the date of expenditure until the date of reimbursement at two percent above the prime lending rate of Wells Fargo Bank, National Association.

     5. USE OF COLLATERAL BY DEBTOR. So long as no Event of Default shall have occurred, Debtors may have possession of the Collateral (other than instruments delivered to Secured Party pursuant to this Agreement) and may use the Collateral in any lawful manner not inconsistent with any other agreement or policy of insurance which affects the Collateral. Secured Party acknowledges and agrees that any buyer in the ordinary course of Debtors' businesses takes free of Secured Party's security interest.

     6. EVENTS OF DEFAULT. TIME IS OF THE ESSENCE. Any of the following shall constitute an event of default under this Agreement ("Event of Default"):

          (a) An Event of Default shall occur under this Agreement, the US Bank Term Loans or any other agreement to which Debtors are party;

          (b) Secured Party receives any evidence that any Debtor has taken any action that is contrary to its grant to Secured Party of a security interest in the Collateral, and such default is not remedied within 20 days after notice to Debtor by Secured Party;

          (c) Debtor fails to perform or observe any covenant, agreement, term, or promise contained herein or in any other agreement with Secured Party to which Debtor is a party, and such performance or observance is not remedied within 20 days from the earlier of the time an officer or director of Debtor obtains actual acknowledge thereof or notice from Secured Party or the Banks;

          (d) Any representation, warranty, or statement made herein proves to have been false or misleading in any material respect as of the time made; or

          (e) Material loss, theft, destruction or disappearance of, or damage to, the Collateral, and such Collateral is not replaced within 20 days of such event (or such additional time as may be necessary to replace such Collateral by the exercise of reasonable diligence) or all insurance proceeds covering such loss, theft, destruction or disappearance are not promptly applied to the reduction of any indebtedness to US Bank, Wells Fargo or Secured Party, as appropriate.

     7.   REMEDIES UPON DEFAULT.

          (a) Upon the occurrence of any Event of Default, Secured Party may, at its option and in addition to any other remedies provided by law, in this Agreement or in any other agreement with Secured Party to which Debtor is a party, do any one or more of the following, successively or concurrently:

               (i) Declare all indebtedness secured hereby to be immediately due and payable.

               (ii) Either personally, or by means of a court appointed receiver, take possession of all or any of the Collateral and exclude therefrom Debtors and all others claiming under Debtors, and thereafter hold, store, use, operate, manage, lease, maintain and control the Collateral, make repairs, replacements, alterations, additions and improvements to the Collateral and exercise all rights and powers of Debtors with respect to the Collateral or any part thereof. Debtors hereby expressly waive any requirement that Secured Party or the receiver post a bond upon such appointment. If Secured Party demands or attempts to take possession of the

Collateral in the exercise of any rights under this Agreement, Debtors shall turn over promptly and deliver complete possession thereof to Secured Party.

               (iii) Without notice to or demand upon Debtors, make such payments and do such acts as Secured Party may deem necessary to protect Secured Party's security interest in the Collateral, including without limitation, (1) paying, purchasing, contesting or compromising any encumbrance, charge or lien which is prior to or superior to the security interest granted hereunder, and in exercising any such powers or authority to pay all expenses incurred in connection therewith, and (2) in exercising its rights under this Section 7, collect, compromise, endorse, sell, or otherwise deal with Collateral or proceeds thereof in its own name or that of Debtors, with full power to endorse any certificates of title.

               (iv) Require Debtors to deliver to Secured Party all original documents, drafts, acceptances, notes, securities, other instruments and chattel paper. If any of the chattel paper covers property that is covered by certificates of title, then Debtors shall also deliver such certificates.

               (v) Require Debtors to assemble the Collateral, or any portion thereof, at a place designated by Secured Party and reasonably convenient to both parties, and promptly to deliver such Collateral to Secured Party or its designee. Secured Party, and its agents and representatives and designees, shall have the right to enter upon any or all of Debtors' premises and property to exercise Secured Party's rights thereunder.

               (vi) Notify account debtors or lessees of any Collateral that the Collateral has been assigned to Secured Party and the proceeds, lease payments, or other payments thereon shall be paid to Secured Party. Upon request of Secured Party, Debtors will also promptly notify account debtors and will indicate on all billings to account debtors that the accounts are payable to Secured Party, and will promptly notify lessees of Collateral that all lease payments are payable to Secured Party. Any and all proceeds thereafter received by Debtors shall be turned over to Secured Party daily in the exact form in which they are received.

               (vii) Foreclose on the Collateral as herein provided or in any manner permitted by law, and exercise any and all lawful rights and remedies conferred upon Secured Party by Debtor in connection with the indebtedness secured hereby, either concurrently or in such order as Secured Party may determine; and sell or cause to be sold in such order as Secured Party may determine, as a whole or in such parcels as Secured Party may determine, the Collateral without affecting in any way other rights or remedies to which Secured Party may be entitled.

               (viii) Sell, lease or otherwise dispose of the Collateral at public sale, without having the Collateral at the place of sale, and upon terms and in such manner as Secured Party may determine. Secured Party, or any Debtor may be a purchaser at any sale.

               (ix) Exercise any remedies of a secured party under the Uniform Commercial Code of Wisconsin and/or Tennessee and of any other state in which Collateral is located.

          (b) Unless the Collateral is perishable or threatens to decline rapidly in value or is of a type customarily sold on a recognized market, Secured Party shall give Debtor at least ten days' prior written notice of the time and place of any intended public sale or of the time after which any intended private sale or other disposition of the Collateral is to be made, which notice shall be deemed reasonable.

          (c) In the event of a public or private sale of the Collateral, the proceeds, after payment therefrom of Secured Party's reasonable expenses of sale, reasonable attorney fees and other legal expenses incurred in connection therewith, shall be applied in satisfaction of the obligations secured hereby, and any surplus remaining shall be paid by Secured Party to Debtor. If proceeds applied to such obligations are insufficient to pay the same in full, Debtors shall be jointly and severally liable for any deficiency and shall promptly pay the same to Secured Party. Any repossession or retaking or sale of the Collateral pursuant to the terms hereof shall not operate to release Debtors until full payment of any deficiency has been made in cash.

     8. PAYMENT OF COSTS OF COLLECTION. In case of an Event of Default, or in case litigation is commenced to enforce or construe any term of this Agreement or any other instrument evidencing indebtedness of Debtors to Secured Party or of any other document or agreement executed hereunder, the losing party will pay to the prevailing party such amounts as shall be sufficient to cover the cost and expense of collection or enforcement, including, without limitation, reasonable attorney's fees and costs at trial, on appeal, and in any bankruptcy proceeding.

     9. POWER OF ATTORNEY. Debtors do hereby irrevocably appoint Secured Party as their attorney-in-fact, with full power of substitution, upon the occurrence of an Event of Default, to execute any document or instrument, including any proofs of claim, to endorse any draft or other instrument for the payment of money, to execute releases, to negotiate settlements, to cancel any insurance referred to herein and to do all other things necessary or required to effect a settlement under any insurance policy or to take any action or perform any obligation or enforce any right with respect to the Collateral Debtors would have the right or power to do, all of which actions may be taken in Secured Party's own name. Secured Party agrees to give Debtors notice of any actions it has taken pursuant to its appointment as attorney-in-fact within a reasonable time after such action is taken, it being understood that the failure to give such notice will not revoke Secured Party's appointment as attorney-in-fact or invalidate any actions taken in such capacity. This power of attorney is a power coupled with an interest which cannot be revoked until payment in full of the whole amount then due and unpaid of the indebtedness of Debtor to Secured Party.

     10.  MISCELLANEOUS.

          (a) NOTICES. All notices or other communications required or permitted hereunder shall be given to the appropriate party or parties and shall be effective as provided in the Wells Fargo Credit Facility; provided, that, notices given to or by US Bank shall be given as provided in the US Bank Term Loan.

          (b) REMEDIES CUMULATIVE. Any and all remedies herein expressly conferred upon Secured Party shall be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on Secured Party, and the exercise of any one remedy shall not preclude the exercise of any other.

          (c) WAIVER. Secured Party shall not be deemed to have waived any power, right or remedy under this or any other agreement executed by Debtors unless the waiver is in writing signed by Secured Party. No delay in exercising Secured Party's power, right or remedy shall be a waiver nor shall a waiver on one occasion operate as a waiver of such power, right or remedy on a future occasion.

          (d) FURTHER ASSURANCES. Debtors will join with Secured Party in executing, filing and doing whatever may be necessary under applicable law to perfect and continue Secured Party's security interest in the Collateral now owned or hereafter acquired by Debtors, all at Debtors' expense.

          (e) ATTORNEYS FEES. If Secured Party exercises its rights or remedies under this Agreement or under the Uniform Commercial Code, Debtor agrees to pay all costs, expenses and reasonable attorney fees as the trial court or any appellate court may adjudge reasonable in any matter arising from or related to this Agreement, including claims and adversary proceedings in bankruptcy.

          (f) SUCCESSORS AND ASSIGNS. This Agreement may not be assigned by Debtors without the prior written consent of Secured Party. This Agreement shall be binding upon and shall inure to the benefit of the parties and their permitted respective successors and assigns. The US Bank Term Loans constitute a separate instrument and may be negotiated, extended or renewed by Secured Party without releasing Debtor, the Collateral, or any guarantor or co-maker.

          (g) VALIDITY; SEVERABILITY. If any provision of this Agreement is held to be invalid, such event shall not affect, in any respect whatsoever, the validity of the remainder of this Agreement, and the remainder shall be construed without the invalid provision so as to carry out the intent of the parties to the extent possible without the invalid provision.

          (h) EXHIBITS AND SCHEDULES. Any exhibits or schedules attached to this Agreement and referred to herein are incorporated in this Agreement as if they were fully set forth in the text hereof.

          (i) GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Oregon.

          (j) COUNTERPARTS; HEARINGS. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same Agreement. Section headings in this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

          (k) AMENDMENT. This agreement can be modified or terminated only by a writing signed by Secured Party and Debtors.

          (l) TERM OF SECURITY AGREEMENT. This Agreement shall remain in full force and effect as long as any indebtedness of Debtors to Secured Party remains unpaid or outstanding.

          (m) CAPITALIZED TERMS. Capitalized terms not defined herein shall have the respective meanings ascribed thereto in the US Bank Term Loans or the Wells Fargo Credit Facility.

          (n) INCLUDE. The terms "include," "including," and similar terms shall be construed as if followed by the phrase "without limitation."

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                                      SECURED PARTY:

                                      WILLIAMS CONTROLS, INC., a Delaware
                                      corporation, on its own behalf and as
                                      agent on behalf of its subsidiaries,
                                      Williams Controls Industries, Agrotec
                                      Williams, Inc., Aptek Williams, Inc.,
                                      GeoFocus, Inc., Hardee Williams, Inc.,
                                      Kenco Williams, Inc., NESC Williams, Inc.,
                                      Premier Plastic Technologies, Inc.,
                                      Waccamaw Wheel Williams, Inc., Williams
                                      Technologies, Inc., Williams World
                                      Trade, Inc., Williams Automotive, Inc.
                                      and Techwood Williams, Inc.

                                       By /s/ Gerard A Herlihy
                                         --------------------------------------
                                          Gerard A. Herlihy, CFO

                                       DEBTORS:

                                       AJAY SPORTS, INC.


                                       By /s/ Duane R. Stiverson
                                         --------------------------------------
                                          Duane R. Stiverson
                                          Chief Financial Officer

                                       AJAY LEISURE PRODUCTS, INC.


                                       By /s/ Duane R. Stiverson
                                         --------------------------------------
                                          Duane R. Stiverson
                                          Chief Financial Officer

                                       LEISURE LIFE, INC.


                                       By /s/ Duane R. Stiverson
                                         --------------------------------------
                                          Duane R. Stiverson
                                          Chief Financial Officer

                                       PALM SPRINGS GOLF, INC.


                                       By /s/ Duane R. Stiverson
                                         --------------------------------------
                                          Duane R. Stiverson
                                          Chief Financial Officer

                                       AJAY LEISURE DE MEXICO D.V. DE S.A.


                                       By /s/ Clarence H. Yahn
                                         --------------------------------------
                                          Clarence H. Yahn
                                          Sole Administrator

                                    EXHIBIT A
        (Description of the Equipment, Fixtures and Goods of Each Debtor
                              Identified by Debtor)

                                   SCHEDULE I

(ATTACH SCHEDULE I FROM WELLS FARGO CREDIT AGREEMENT)

                                      14